Exhibit 10.11

RESTATED OPTION AGREEMENT

This Restated Option Agreement (this “Agreement”) is made and entered into as of July 27, 2010 as an amendment and restatement of an agreement dated February 10, 2010 (the “Prior Agreement”), between ____ ___, a resident of the People’s Republic of China (the “Purchaser”), and Song Liqiang, a resident of the United States (the “Seller”).  Purchaser and Seller are also referred to herein together as the “Parties” and each, individually, as a “Party.”

RECITALS

WHEREAS, the Parties entered into the Prior Agreement which provided that  Purchaser shall have a right to purchase shares of common stock of Southern China Livestock, Inc., a Delaware corporation formerly known as Expedite 4, Inc., (the “Company”) ; and

WHEREAS, the Parties understand and agree that the purpose of the Prior Agreement was to provide the Purchaser with the same equity interest in the Company which the Purchaser would have received if the Purchaser, as a resident of the PRC, had been able, under the laws of the PRC, to acquire the shares directly from the Company; and

WHEREAS, the Parties desire amend and restate the Prior Agreement to set forth more fully the intention of the Parties in entering into the Prior Agreement;

NOW, THEREFORE, the Parties, in consideration of the foregoing premises and the terms, covenants and conditions set forth below, and other good and valuable consideration, receipt of which is acknowledged, hereby agree as follows:

1.   Definitions.

(a) Defined Terms.  The following terms when used in this agreement shall have the following definitions:

(i) “Bankruptcy Law” means any Law of any jurisdiction relating to bankruptcy, insolvency, corporate reorganization, company arrangement, civil rehabilitation, special liquidation, moratorium, readjustment of debt, appointment of a conservator, trustee or receiver, or similar debtor relief.

(ii) “Business Day” means any day other than a Saturday or Sunday or other day on which banks in the State of New York are authorized or permitted to be closed during business hours.

(iii) “Collateral Agent” shall mean Jingtian & Gongcheng Attorneys at Law, or, if such firm ceases to serve as Collateral Agent, a successor Collateral Agent approved by the Seller and the Purchaser.

(iv) “Commission” means the United States Securities and Exchange Commission.

(v) “Distributions" mean any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the date of this Agreement to the date the Option is either exercised in full or expires.

(vi) “Exercise Conditions” means the conditions to exercise, which are set forth in Section 2(b) of this Agreement.

(vii) “Exercise Period” means the period during which the Option may be exercised.

(viii) “Exercise Price” means $0.01 per share.

(ix) “Government Authority” means any: (a) nation, principality, state, commonwealth, province, territory, country, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal); or (d) individual, Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

(x) “Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Government Authority.

(xi) “Nominee” means such Person as is designated by the Purchaser in a writing which is delivered to the Seller.

(xii) “Notice of Exercise” shall mean the notice issued by the Purchaser or Nominee exercising the Option as to Option Shares and shall be in substantially the form of Exhibit I to this Agreement.

(xiii) “Option” means the option granted by the Seller to the Purchaser pursuant to Section 2 of this Agreement.

(xiv) “Option Shares” mean the shares of common stock of the Company which are owned by Seller and are subject to the Option.

(xv) “Person” means any individual , firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

(xvi) “PRC” means the People’s Republic of China.

(xvii) “Securities Act” means the Securities Act of 1933, as amended.

(b) Interpretation.

(i) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limited and means “including without limitation.”

(ii) Unless otherwise noted, all references to Sections herein are to Sections of this Agreement.  The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(iii) Unless otherwise expressly provided herein, (i) references to a Person include its successors and permitted assigns, (ii) reference to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplement thereof and (iii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2.   Option Grant.

(a) The Seller hereby irrevocably and unconditionally grants to the Purchaser an Option for the Purchaser to acquire from the Seller, at the Exercise Price per share, at any time during the Exercise Period, to the extent that the Option has vested, any or all of the Option Shares set forth opposite his name in Schedule A hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities, marital rights and other encumbrances, and with all rights attaching thereto on the date the Option is exercised.

(b) The Exercise Period shall mean, with respect to any Options that shall have vested, the period commencing on the vesting date and ending on February 10, 2015.

(c) The Option shall vest as to the Option Shares as follows:

(i) The Option has vested as to 20% of the Option Shares on March 29, 2010.

(ii) The Option shall vest as to 30% of the Option Shares on the effective date of the first registration statement relating to the public sale of the Company’s common stock.

(iii) The Option shall vest as to the remaining 50% of the Option Shares on the date the Company files its Form 10-K annual report for the year ended September 30, 2010 with the Securities and Exchange Commission.

(d) The Option shall be exercised by delivery to the Seller of the Notice of Exercise of the Option Shares as to which the Option is being exercised.  Payment of the Exercise Price shall be made not later than 15 days after the notice of exercise is given.

(e) At the Purchaser’s election, the Option may be exercised by a Nominee and the shares may be transferred to the nominee, in which event the Notice of Exercise shall be signed by the Nominee and the Purchaser as set forth in the Notice of Exercise..

(f) Seller shall, promptly upon receipt of notice of exercise from the Purchaser or Nominee, cause the Option Shares which have been purchased to be transferred to the Purchaser or the Nominee.

(g) At all times prior to the last day of the Exercise Period, the Seller shall continue to own the Option Shares, free and clear of any hypothecation, pledge, mortgage, option, marital right or other encumbrance, except pursuant to this Agreement and except in favor of the Collateral Agent for the benefit of the Purchaser.

(h) The Seller agrees that the Purchaser shall be entitled to all the Distributions in respect of the Option Shares.  In the event that any Distributions have been received by the Seller for any reason, the Seller shall pay to the Purchaser an amount equal to the Distributions received with respect to the Option Shares.

(i) In the event of any stock split, distribution, dividend or combination or shares or reverse split or other recapitalization, the number of Option Shares shall be adjusted accordingly, and the Exercise Price per share shall be similarly adjusted provided that in no event shall the Exercise Price per share exceed $0.01 per share.

(j) The Purchaser shall be absolutely entitled to receive all Option Shares upon exercise of the Option, and for the purposes of this Agreement, the Seller hereby waives, as against the Purchaser, all rights of set-off or counterclaim that would or might otherwise be available to the Seller.

3.   Escrow of Option Shares.

(a) Upon execution of this Agreement, the Seller shall deliver to the Collateral Agent, certificates representing the Option Shares. The certificates representing the Option Shares (together with duly executed stock powers in blank) shall be held by the Collateral Agent.

(b) Upon receipt of a notice of exercise, the Collateral Agent shall promptly deliver the Option Shares as to which the Option is being exercised or as to which the Purchaser is to receive the Option Shares pursuant to Section 4 of this Agreement, in accordance with the instructions set forth in the Notice of Exercise and in accordance with any other Lock-up in place between the Purchaser or the Seller and a third party.  Upon expiration of the Option unexercised, the Option Shares shall be returned to the Seller.

4.   Change in the Laws of the PRC.  In the event of a change in the laws of the People’s Republic of China which would have permitted the Purchaser to acquire the Option Shares directly from the Company, the Seller shall immediately transfer the Option Shares to the Purchaser for no consideration.

5.   Compliance with Laws of the PRC.  Notwithstanding any other provision of this Option, in the event that the transfer of Option Shares is subject to PRC foreign exchange formalities, the transfer of the shares shall be subject to the subsequent completion of relevant PRC foreign exchange formalities, and, if the Company’s PRC counsel shall advise the Company that an exercise of the Option will affect the ability of such counsel to render an opinion to the underwriters with respect the Company’s PRC subsidiaries in connection with the Company’s proposed public offering, such exercise shall be deferred until 30 days after the opinion shall have been issued or 45 days after the registration statement shall have been declared effective, whichever shall first occur.

6.   Voting Rights.  The Seller hereby grants to the Purchaser the right to vote all of the Option Shares, regardless of whether the Purchaser’s right to exercise the Option shall have vested.  Such voting rights shall continue with respect to any Option Shares as to which the Option shall not have been exercised until the expiration of the Option, at which time the grant of voting rights shall terminate.  The Purchaser agrees he will vote all of the Option Shares owned by the Seller, and will execute a written consent as to all of the Option Shares owned by the Seller, in accordance with written instructions from the Purchaser.  The voting rights granted pursuant to this Section 6 are irrevocable, are coupled with an interest and shall survive the death or disability of the Seller.  The Seller further agrees, if requested by the Purchaser, to execute an irrevocable proxy in favor of the Purchaser, which shall be coupled with an interest and shall survive the death or disability of the Purchaser.

7.   Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser that:

(a) This Agreement constitutes valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b) The Option Shares are free and clear of any claim, pledge, charge, lien, preemptive rights, marital rights, restrictions on transfers, proxies, voting agreements and any other encumbrance whatsoever, except as contemplated by this Agreement. The Seller has not entered into or is a party to any agreement that would give any Person any right or claim in or to the Option Shares.  The Seller is not insolvent and neither the execution of this Agreement by the Seller nor the performance by the Seller of its obligations under this Agreement will render the Seller insolvent.

(c) The Seller is not a resident or citizen of the PRC.

(d) Neither the execution or delivery of this Agreement by the Seller nor the fulfillment or compliance by the Seller with any of the terms hereof shall, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which the Seller is a party or by which he or his property is or may be bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Seller and compliance with the provisions hereof by the Seller do not, and shall not, violate any provision of any Law to which the Seller is subject or by which it is bound.

(e) There are no lawsuits, actions or proceedings (or to the best knowledge of the Seller, investigations), claims or demands or other proceedings pending or, to the best of the knowledge of the Seller, threatened against the Seller which, if resolved in a manner adverse to the Seller, would adversely affect the right or ability of the Seller to carry out his obligations set forth in this Agreement.

8.   Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Seller that:

(a) This Agreement constitutes valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b) Neither the execution or delivery of this Agreement by the Purchaser nor the fulfillment or compliance by the Purchaser with any of the terms hereof shall, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which the Purchaser is a party or by which he or his property is or may be bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Purchaser and compliance with the provisions hereof by the Purchaser do not, and shall not, violate any provision of any Law to which the Seller is subject or by which it is bound.

(c) The Purchaser is a resident of the PRC.  The Purchaser, in executing the Option, is not acquiring the Securities as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Regulation S (“Regulations S”) promulgated by the Commission under the Securities Act in the United States in respect of the Option Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Option Shares; provided, however, that the Purchaser may sell or otherwise dispose of the Securities in accordance with applicable law.

(d) The Purchaser acknowledges and agrees that none of the Securities have been registered under the Securities Act and that the Company will not register any transfer of the Option Shares not made pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser understands that he has no registration rights with respect to the Option Shares.

(e) The Purchaser is acquiring the Option Shares for investment only and not with a view to resale or distribution and, in particular, the Purchaser has no intention to distribute either directly or indirectly any of the Option Shares in the United States or to U.S. Persons.  The Purchaser is acquiring the Option Shares as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Option Shares.

(f) No person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase any of the Option Shares;

(ii) that any person will refund the Exercise Price of any of the Option Shares;

(iii) as to the future price or value of any of the Option Shares; or

(iv) that any of the Option Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

(g) The Purchaser has such knowledge and experience in financial and business matters as to enable me to understand the nature and extent of the risks involved in acquiring the Option Shares. The Purchaser is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Purchaser has engaged his own counsel and accountants to the extent that he deems it necessary.  The Purchaser has had access to all of the Company’s filings under the Securities Exchange Act of 1934, as amended, on the Commission’s Edgar system.

9.   Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service which provides evidence of delivery or attempted delivery or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses shown on the signature page of this Agreement, and if so given, shall be deemed given on the date of delivery or attempted delivery or by telecopier or e-mail, provided that any notice by telecopier or e-mail shall not be effective unless receipt is confirmed by the recipient.  Actual notice, however and from whomever given or received, shall always be effective when received.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.   Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, including the Prior Agreement, to the extent they relate in any way to the subject matter hereof.  This Agreement shall not be modified or amended nor shall any right be waived except in a written instrument which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by both Parties in the case of a modification or amendment and by the Party granting the waiver in the case of a waiver.  No waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.  No delay or omission to exercise any right, power or remedy accruing to any Party hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

(b) This Agreement shall be construed according to, and the rights of the Parties shall be governed by, the laws of the State of New York, without reference to any conflict of laws principle, except that matters relating to the voting rights set forth in Section 6 of this Agreement shall be governed by the General Corporation Law of the State of Delaware. Any legal proceeding in respect of this Agreement shall be brought exclusively in the state or federal courts in New York County, New York (collectively, the “Specified Courts”), to the exclusion of all other venues.  Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding in the manner set forth in Section 9 of this Agreement (other than by telecopier) or in any other manner permitted by law.  The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that the Purchaser may grant the right to exercise the Option to a Nominee. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

(d) If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

(e) The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

(f) The parties shall perform such acts, execute and deliver such instruments and documents and do all other such things as may be reasonably necessary to effect the transactions contemplated hereby.

(g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Address; Telecopier and E-mail	Signature
Seller: /s/ Song Liqiang
Song Liqiang
Purchaser:
Name:

Jingtian & Gongcheng agrees to serve as Collateral Agent pursuant to the foregoing agreement.

Jingtian & Gongcheng

By:     ________________________________
Name:
Title:  Partner

Schedule A

Option Shares

Name of Purchaser	Number of Option Shares

Exhibit 1

Notice of Exercise

To:  Song Liqiang

Re: Notice of Option Exercise

Gentlemen:

I hereby exercise the above-referenced option to the extent of _________ Option Shares. I further represent and warrant to you that the representations and warranties set forth Sections 8(c) through and including 8(g) of the Agreement are true and correct on the date of this Notice of Exercise with the same force and effect as if made by the undersigned on the date of this Notice of Exercise.

Very truly yours,

__________________________
Name:

If the Option is being exercised by a Nominee, the Nominee, by exercising the Option, makes the representations and warranties set forth in Sections 8(c) through and including 8(g) of the Agreement as of the date of this Notice of Exercise.

__________________________
Name of Nominee: